                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                              JOHN HANCOCK FUNDS II
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ________________________________________________

     2) Form, Schedule or Registration Statement No.: __________________________

     3) Filing Party: __________________________________________________________

     4) Date Filed: ____________________________________________________________

                              JOHN HANCOCK FUNDS II

                         U.S. Global Leaders Growth Fund
                               601 Congress Street
                        Boston, Massachusetts 02210-2805

                                                                January 30, 2008

Dear Shareholder:

Enclosed is the Information Statement of John Hancock Funds II (the "Trust") regarding a new subadvisory agreement with T. Rowe Price Associates, Inc. ("T. Rowe Price") for the U.S. Global Leaders Growth Fund (the "Fund"), one of the separate series or funds of the Trust. The new agreement became effective as of the time the net asset value of the Fund was determined on January 17, 2008. Prior to that time, Sustainable Growth Advisers, L.P. was the subadviser to the Fund. The new subadvisory agreement with T. Rowe Price has not resulted in any change in the level or scope of subadvisory services provided to, or the advisory or subadvisory fee rates for, the Fund.

PLEASE NOTE THAT THE FUND IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The enclosed Information Statement provides information about the new agreement and
T. Rowe Price.

If you have any questions regarding the Information Statement or the new subadvisory agreement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

                                        Sincerely,


                                        /s/ Thomas M. Kinzler
                                        ----------------------------------------
                                        Thomas M. Kinzler
                                        Secretary
                                        John Hancock Funds II

                              JOHN HANCOCK FUNDS II

                         U.S. Global Leaders Growth Fund
                               601 Congress Street
                        Boston, Massachusetts 02210-2805

                                   ----------

                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                     FOR THE U.S. GLOBAL LEADERS GROWTH FUND

                                   ----------

                                  INTRODUCTION

This Information Statement provides notice of and information regarding a new subadvisory agreement for the U.S. Global Leaders Growth Fund (the "Fund"), one of the separate series or funds of John Hancock Funds II (the "Trust"). This Information Statement will be first mailed to shareholders of the Fund on or about January 30, 2008.

The Trust. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust are divided into 85 separate series corresponding to 85 registered funds (the "Funds").

The Adviser. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Funds. Pursuant to an investment advisory agreement with the Trust, the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Funds pursuant to subadvisory agreements with the Adviser. The Adviser and the subadviser named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

The Distributor. John Hancock Funds, LLC (the "Distributor") serves as the Funds' distributor.

The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

Pursuant to an order from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Fund subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser that is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF THE NEW

SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

ANNUAL AND SEMI-ANNUAL REPORTS. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO ANY SHAREHOLDER UPON REQUEST. TO OBTAIN A REPORT, PLEASE CALL THE FUND AT 1-800-225-5291.

                     NEW SUBADVISORY AGREEMENT FOR THE FUND

                                   BACKGROUND

In December 2007, management of the Trust recommended to the Board of Trustees of the Trust (the "Board") that T. Rowe Price Associates, Inc. ("T. Rowe Price") replace Sustainable Growth Advisers, L.P. ("SGA") as the Fund's subadviser. This recommendation was prompted by management's and the Trustees' view that the Fund's performance had not met expectations. After a thorough review of the Fund's options and discussions with management of the Trust and representatives of the Adviser, the Board appointed T. Rowe Price as the new subadviser to the Fund. At its meeting held on December 13-14, 2007, the Board, including all of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), accepted the resignation of SGA as the subadviser for the Fund and approved a new subadvisory agreement with T. Rowe Price. The change in subadviser for the Fund has not resulted in any change in the level or scope of subadvisory services provided to, or the advisory or subadvisory fee rates for, the Fund.

T. Rowe Price currently serves as a subadviser to other Funds of the Trust pursuant to a subadvisory agreement with the Adviser dated October 17, 2005, as amended. Pursuant to an amendment to that agreement, T. Rowe Price currently serves as the Fund's subadviser. This amendment to the T. Rowe Price subadvisory agreement became effective, and the old subadvisory agreement with SGA for the Fund terminated, as of the time the Fund's net asset value was determined on January 17, 2008. For purposes of this Information Statement, the amended T. Rowe Price subadvisory agreement, with respect to the Fund, is referred to as the "new subadvisory agreement." The prior subadvisory agreement with SGA, dated October 17, 2005, was approved most recently by the Board (including a majority of the Independent Trustees) on June 8, 2007 and was approved by the initial shareholder of the Fund on October 14, 2005.

                                  T. ROWE PRICE

T. Rowe Price was founded in 1937 by Thomas Rowe Price, Jr. It is a wholly-owned subsidiary of T. Rowe Price Group, Inc. ("Price Group"), an independent, publicly traded financial services holding company. Price Group's shares are traded on Nasdaq (TROW), and are included in the S&P 500 Index. T. Rowe Price and Price Group are located at 100 East Pratt Street, Baltimore, Maryland 21202. As of September 30, 2007, T. Rowe Price and its affiliates managed approximately $396.8 billion in assets for over ten million individual and institutional investor accounts.

In addition to the Fund, T. Rowe Price is the subadviser to other funds in the John Hancock family of funds, including six other Funds of the Trust and eight funds of John Hancock Trust. T. Rowe Price serves as the subadviser to the following Funds of the Trust: Blue Chip Growth Fund, Equity-Income Fund, Real Estate Equity Fund, Science & Technology Fund, Small Company Value Fund, and Spectrum Income Fund.

For information about the executive officers and directors of, and funds comparable to the Fund, managed by T. Rowe Price, see "Additional Information About T. Rowe Price" below.

                            NEW SUBADVISORY AGREEMENT

Under the new subadvisory agreement with T. Rowe Price, as under the prior subadvisory agreement with SGA, the subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates and implements a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

Except for the effective dates and the initial terms of the subadvisory agreements, the terms of the prior subadvisory agreement and the new subadvisory agreement are substantially the same, and are the same with respect to compensation as described below. The terms of the agreements are described below under "Description of Prior and New Subadvisory Agreements."

Compensation. As compensation for its services under the new subadvisory agreement, T. Rowe Price is paid a subadvisory fee by the Adviser with respect to the Fund. The fee, which is accrued daily and paid monthly within 30 calendar days of the end of each month, is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund. Under the prior subadvisory agreement, SGA was also paid a subadvisory fee by the Adviser determined in the same manner as the subadvisory fee for T. Rowe Price under the new subadvisory agreement. UNDER BOTH THE PRIOR AND NEW SUBADVISORY AGREEMENTS, THE SUBADVISORY FEE IS PAID BY THE ADVISER OUT OF THE MANAGEMENT FEE IT RECEIVES FOR THE FUND AND IS NOT AN ADDITIONAL CHARGE TO THE FUND.

The following table sets forth the annual percentage rate of the subadvisory fees for the Fund under the prior and new subadvisory agreements. As indicated, the rate is the same under both agreements.

                              FIRST $500 MILLION OF   EXCESS OVER $500 MILLION
         AGREEMENT            AGGREGATE NET ASSETS*   OF AGGREGATE NET ASSETS*
         ---------            ---------------------   ------------------------
Prior Subadvisory Agreement          0.2625%                   0.2250%
New Subadvisory Agreement            0.2625%                   0.2250%

* The term Aggregate Net Assets refers to the total of the net assets of the Fund managed by the subadviser plus the net assets of U.S. Global Leaders Growth Trust (another fund in the John Hancock family of funds), but only for the period during which the subadviser for the Fund also serves as the subadviser for U.S. Global Leaders Growth Trust. For purposes of determining Aggregate Net Assets and calculating the subadvisory fee, the net assets of the Fund are determined as of the close of business on the previous business day of the Fund, and the net assets of U.S. Global Leaders Growth Trust are determined as of the close of business on the previous business day of that fund.

The prior subadvisory agreement became effective on October 17, 2005. For the fiscal year ended August 31, 2007, the Adviser paid SGA under the prior subadvisory agreement a subadvisory fee of $1,401,029 with respect to the Fund. Had the new subadvisory agreement with T. Rowe Price been in effect for that period, the subadvisory fee would have been the same.

                  CHANGE IN NON-FUNDAMENTAL INVESTMENT POLICIES

In connection with the appointment of T. Rowe Price as the Fund's subadviser, the Board also approved changes to non-fundamental investment policies of the Fund to reflect T. Rowe Price's management style. The principal differences between the two management styles are the characteristics considered by each subadviser in identifying companies that it regards as "U.S. Global Leaders," including the market capitalization of these companies. In particular, T. Rowe Price invests in common stocks of companies that are large and medium-sized U.S. blue chip growth companies that typically exhibit the following characteristics:
(i) leading market positions; (ii) seasoned management teams; and (iii) strong financial fundamentals. SGA, on the other hand, invested in common stocks of large capitalization companies in the capitalization range of the S&P 500 Index (capitalization range from $487,137 million to $1,091 million as of November 30, 2007). The new investment policies are set forth below.

INVESTMENT STRATEGIES:   Under normal market conditions, the Fund invests at
                         least 80% of its net assets (plus any borrowing for investment purposes) in common stocks of companies the subadviser regards, at the time of investment, as "U.S.
                         Global Leaders." These are companies determined by the subadviser as well established in their industries with the potential for above average sustainable long-term growth.

     The subadviser considers U.S. Global Leaders to be large and medium-sized U.S. blue chip growth companies that typically exhibit the following characteristics:

     - Leading market positions. Blue chip companies often have leading market positions that are expected to be maintained or enhanced over time. Strong positions, particularly in growing industries, can give a company pricing flexibility as well as the potential for good unit sales. These factors, in turn, may lead to higher earnings growth and greater share price appreciation.

     - Seasoned management teams. Seasoned management teams with a track record of providing superior financial results are important for a company's long-term growth prospects. The subadviser's analysts will evaluate the depth and breadth of a company's management experience.

     - Strong financial fundamentals. Companies should demonstrate faster earnings growth than their competitors and the market in general; high profit margins relative to competitors; strong cash flow; a healthy balance sheet with relatively low debt; and a high return on equity with a comparatively low dividend payout ratio.

     The subadviser seeks to identify companies with superior long-term growth prospects and to continue to own them as long as the subadviser believes they will continue to enjoy favorable prospects for capital growth and are not overvalued in the marketplace.

     While most of the assets of the Fund are invested in U.S. common stocks, the Fund may also purchase other types of securities, including (i) U.S. and non-U.S. dollar denominated foreign securities (up to 20% of its net assets) including American depositary receipts (ADRs), (ii) convertible stocks, warrants and bonds, (iii) futures and options and (iv) other types of equity securities. Investments in securities convertible into common stocks are considered "common stocks" for purposes of the Fund's requirement to invest 80% of its net assets in common stocks. Investments in non-convertible preferred stocks and debt securities are limited to 20% of total assets.

     The Fund may invest in debt securities of any type, including municipal securities, without regard to quality or rating. Such securities would be issued by companies, municipalities and other entities which meet the investment criteria for the Fund but may include non-investment grade debt securities ("junk bonds"). The Fund will not purchase a non-investment grade debt security if, immediately after such purchase, the Fund would have more than 5% of its total assets invested in such securities. The Fund's investments in convertible securities are not subject to this limit.

     The Fund holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

     The Fund may sell securities for a variety of reasons such as to secure gains, limit losses or redeploy assets into more promising opportunities.

     In pursuing the Fund's investment objective, the subadviser has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the subadviser believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

                BOARD EVALUATION OF THE NEW SUBADVISORY AGREEMENT

The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Trust subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadviser to the Fund;

     2.   the investment performance of the Fund and its subadviser;

     3. the extent to which economies of scale would be realized as a Fund grows and whether fee levels reflect these economies of scale for the benefit of shareholders of the Fund;

     4. the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser's relationship with the Trust; and

     5. comparative services rendered and comparative advisory and subadvisory fee rates.

The Board believes that information relating to all of these factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser, generally, are not material factors in the Board's consideration of these subadvisory agreements because such fees are paid to subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arm's-length.

In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

At its meeting on December 13-14, 2007, the Board, including all of the Independent Trustees, approved a new subadvisory agreement for the Fund with T. Rowe Price. In making its determination with respect to the new subadvisory agreement, and with reference to the factors that it considers, the Board reviewed:

     1. information relating to T. Rowe Price's business, including with respect to T. Rowe Price's current subadvisory services to other Funds of the Trust;

     2. the performance of the Fund and the performance of other funds managed by T. Rowe Price with similar investment policies to those of the Fund;

     3.   the subadvisory fee for the Fund, including any breakpoints; and

     4. information relating to the nature and scope of Material Relationships, if any, and their significance to the Adviser and T. Rowe Price.

At the December 13-14, 2007 Board meeting, the Board also considered additional information presented by the Adviser and T. Rowe Price. Particular considerations of the Board in approving the new subadvisory agreement with T. Rowe Price for the Fund included the following:

     1. T. Rowe Price has demonstrated skills as a manager, is currently the subadviser to eight funds of John Hancock Trust and six funds of the Trust, and may be expected to provide a high quality of investment management services and personnel to the Fund;

     2. The Blue Chip Growth Trust, a series of John Hancock Trust, which is managed by T. Rowe Price with a broadly similar investment style to the Fund, has outperformed the Fund since the inception date of the Fund, October 14, 2005, and has outperformed its peer group for the 1-, 3- and 5- year periods ended September 30, 2007 and has outperformed its benchmark index for the 1- and 3- year periods ended September 30, 2007; and

     3. The subadvisory fee with respect to the Fund under the new subadvisory agreement is: (i) the product of arm's-length negotiation between the Adviser and T. Rowe Price; (ii) within industry norms; (iii) the same as the subadvisory fee under the prior subadvisory agreement; and (iv) paid by the Adviser and not by the Fund.

                   ADDITIONAL INFORMATION ABOUT T. ROWE PRICE

Portfolio Management Team. The Fund is managed under an Investment Advisory Committee (the "Committee") structure. The Committee Chairman, Larry J. Puglia, has day-to-day responsibility for managing the Fund's portfolio and works with the Committee in developing and executing the Fund's investment program.

Mr. Puglia is the lead portfolio manager for the T. Rowe Price U.S. Large-Cap Core Growth Strategy, the T. Rowe Price Blue Chip Growth Fund, and a Vice President of Price Group. Mr. Puglia has been managing U.S. Large-Cap Core Growth Portfolios since 1993 and has had lead responsibility for all institutional accounts and other investment products within the strategy since 1997. He also serves on the Committee of the Institutional U.S. Large-Cap Growth Strategy. Mr. Puglia has 18 years of investment experience, 17 of which have been at T. Rowe Price. He started at the firm in 1990 as an investment analyst specializing in financial services stocks. Mr. Puglia graduated summa cum laude with a B.B.A. in Accounting from the University of Notre Dame and earned an M.B.A. in Finance from the Darden Graduate School of Business Administration at the University of Virginia, where he was named a Shermet Scholar. He is accredited as a Chartered Financial Analyst and a Certified Public Accountant.

Executive Officers and Directors of T. Rowe Price. The names and principal occupations of the principal executive officers and directors of T. Rowe Price are set forth below. The business address of each such person is 100 East Pratt Street, Baltimore, Maryland 21202.

        NAME             POSITION WITH T. ROWE PRICE AND PRINCIPAL OCCUPATION
-------------------   ----------------------------------------------------------
James A.C. Kennedy    President and Director of T. Rowe Price; Chief Executive
                      Officer, Director and President of Price Group; and
                      Director of T. Rowe Price International, Inc. ("TRPI"), T.
                      Rowe Price Global Asset Management Limited ("Global Asset
                      Management") and T. Rowe Price Global Investment Services
                      ("Global Investment Services").

        NAME             POSITION WITH T. ROWE PRICE AND PRINCIPAL OCCUPATION
-------------------   ----------------------------------------------------------
Brian C. Rogers       Chief Investment Officer and Director of T. Rowe Price;
                      and Chairman of the Board, Chief Investment Officer,
                      Director and Vice President of Price Group.

Kenneth V. Moreland   Chief Financial Officer of T. Rowe Price and Price Group.

John R. Gilner        Chief Compliance Officer of T. Rowe Price; Chief
                      Compliance Officer of T. Rowe Price Advisory Services,
                      Inc. and T. Rowe Price (Canada), Inc.; and Vice President
                      of Price Group and T. Rowe Price Investment Services, Inc.

Edward C. Bernard     Director of T. Rowe Price; Vice Chairman of the Board of
                      Price Group; Director and President of T. Rowe Price
                      Advisory Services, Inc. and T. Rowe Price Canada, Inc.;
                      Director and Vice President of TRPI; and Chairman of the
                      Board of Directors for Global Asset Management and Global
                      Investment Services.

Mary J. Miller        Director and Vice President of T. Rowe Price; and Vice
                      President of Price Group.

David J.L. Warren     Director of T. Rowe Price, Global Asset Management and
                      Global Investment Services; Vice President of Price Group;
                      and Chief Executive Officer, Director and President of
                      TRPI.

Other Investment Companies Advised by T. Rowe Price. T. Rowe Price currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Fund. The table below also states the approximate size of each such fund as of October 31, 2007 and the current advisory or subadvisory fee rate (net of any fee waiver or reimbursement) for each fund as a percentage of average daily net assets.

                                    NET ASSETS AS                                              ADVISER    WAIVED OR
                                    OF 10/31/2007                                                OR        REDUCED
     INVESTMENT COMPANY NAME       (IN MILLIONS)*         ANNUAL RATE OF COMPENSATION        SUBADVISER      FEES
--------------------------------   --------------   --------------------------------------   ----------   ---------
JHT Blue Chip Growth Trust            $ 3,163.5     .375% on the first $1 billion            Subadviser    $892,180
                                                    .350% on assets above $1 billion (1)

JHF II Blue Chip Growth Fund          $ 1,836.3     .375% on the first $1 billion            Subadviser    $497,679
                                                    .350% on assets above $1 billion (1)

                                    NET ASSETS AS                                              ADVISER    WAIVED OR
                                    OF 10/31/2007                                                OR        REDUCED
     INVESTMENT COMPANY NAME       (IN MILLIONS)*         ANNUAL RATE OF COMPENSATION        SUBADVISER      FEES
--------------------------------   --------------   --------------------------------------   ----------   ---------
MassMutual Select Blue Chip           $   639.9     .400% of first $250 million              Subadviser    $146,782
Growth Company                                      .375% on the next $250 million
                                                    .350% on assets above $500 million (1)

MML Series Investment Fund Blue       $    64.2     .400% of first $250 million              Subadviser    $ 16,742
Chip Growth Fund                                    .375% on the next $250 million
                                                    .350% on assets above $500 million (1)

TD U.S. Blue Chip Equity Fund         $   625.2     .500% of first $100 million              Subadviser    $ 84,053
                                                    .400% on assets above $100 million (1)

Valic Company I Blue Chip Growth      $   139.0     .400% on all assets (1)                  Subadviser    $  2,841
Fund

T. Rowe Price Blue Chip Growth        $13,083.9     .300% individual fee                     Adviser           None
Fund                                                .310% group fee
                                                     ---
                                                    .610% management fee  (2)

T. Rowe Price Blue Chip Growth        $   315.3     .850% on all assets                      Adviser           None
Portfolio

* Net asset figures for subadvised portfolios are based on internal T. Rowe Price market value records.

(1) T. Rowe Price has voluntarily agreed to waive a portion of its sub-advisory fee for certain registered investment companies where it serves as subadviser. The fee reduction is based on the combined asset level of the subadvised portfolios, and ranges between 5% to 10% of the total subadvisory fees paid. In certain cases, assets are aggregated with the client's other T. Rowe Price sub-advised funds for purposes of determining breakpoints.

(2) The total reflects only the fund's investment management fees and does not include shareholder service, custodial, accounting, legal and audit fees; costs of preparing prospectuses and shareholder reports, registration fees and expenses, proxy and annual meeting expenses or director/trustee fees and expenses. T. Rowe Price is paid a management fee consisting of two elements. The group fee, which is designed to reflect the benefits of shared resources of the T. Rowe Price investment management complex, is calculated daily based on the combined net assets of all T. Rowe Price funds (except the T. Rowe Price Spectrum Funds, and any institutional, index, or private label mutual funds). Each fund also pays a flat individual fund fee based on its net assets.

               DESCRIPTION OF PRIOR AND NEW SUBADVISORY AGREEMENTS

The new subadvisory agreement with T. Rowe Price, including the scope of services being provided, is substantially identical to the prior subadvisory agreement with SGA. For convenience and except when differences between the subadvisory agreements are noted, the agreements are collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser."

Duties of the Subadviser. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates and implements a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Fund.

Brokerage Transactions. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers, and negotiates brokerage commissions, if applicable. The subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadviser's overall responsibilities with respect to accounts managed by the subadviser.

Proxy Voting. The subadviser agrees to vote all proxies received in connection with securities held by the Fund in accordance with the Trust's proxy voting policies and procedures, which provide that the subadviser shall use its own internal proxy voting policies and procedures.

Books and Records. The subadviser maintains all accounts, books and records with respect to the Fund as are required of an investment adviser of a registered investment company under the 1940 Act and the Advisers Act.

Term. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter continues only if such continuance is specifically approved at least annually either (i) by the Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Fund. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

Any required shareholder approval of the subadvisory agreement or continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such agreement or its continuance even if such agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (i) any other Fund of the Trust affected by the agreement or (ii) all of the Funds of the Trust.

If any required shareholder approval or any continuance of the subadvisory agreement is not obtained, the subadviser will continue to act as subadviser with respect to the Fund pending the required approval of the agreement or its continuance or a new agreement with either that subadviser or a different subadviser, or other definitive action.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party or parties to the subadvisory agreement and, as applicable, to the Trust. The following parties or others may terminate the subadvisory agreement:

     -    the Board;

     - the holders of a majority of the outstanding voting securities of the Fund;

     -    the Adviser; and

     -    the subadviser.

The subadvisory agreement automatically terminates, without the payment of any penalty, in the event of its assignment or in the event that the advisory agreement between the Adviser and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by a majority of the Independent Trustees. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund of the Trust affected by the amendment or (b) all of the Funds of the Trust.

Pursuant to an order received from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers that are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Fund), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadviser. The new subadvisory agreement provides that neither the subadviser nor any of its employees are liable to the Adviser or the Trust for any error of judgment made in good faith exercise of the subadviser's investment discretion in connection with selecting portfolio investments, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the subadviser or any of its employees, and neither the subadviser nor any of its employees are liable to the Adviser or the Trust for any loss suffered by the Adviser or the Trust resulting from other acts of T. Rowe Price, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from disregard of, the duties of the subadviser or any of its employees.

Under the prior subadvisory agreement, neither the subadviser nor any of its partners and employees were liable to the Adviser or the Trust for any loss suffered by the Adviser or the Trust resulting from SGA's acts or omissions as subadviser to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its partners or employees.

Consultation with Subadvisers to the Funds. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for the Fund in securities or other assets: (i) other subadvisers to the Fund, (ii) subadvisers to other Funds of the Trust, and (iii) subadvisers to funds under common control with the Fund.

Confidentiality of Portfolio Holdings. The subadviser is required to treat Fund portfolio holdings as confidential, in accordance with the Trust's policy regarding disclosure of portfolio holdings, and to prohibit its employees from trading on such confidential information.

Compliance. The subadviser is required to provide the Adviser with the subadviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Advisers Act and must promptly submit to the Adviser:
(i) upon request, any material changes to the Compliance Policies (and under the new subadvisory agreement, provided such materials relate to the most recent quarterly or semiannual period proceeding the date of the request); (ii) notification of the commencement of a regulatory examination of the subadviser and documentation describing the results of any such examination (and under the new subadvisory agreement, provided that such exam results are related to the subadviser's services to the Trust), and documentation describing the results of any periodic testing of the Compliance Policies by the subadviser; and (iii) notification of any material compliance matter that relates to the services provided by the subadviser to the Trust. The subadviser must also provide the Adviser with any certifications, information and access to personnel that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the 1940 Act.

                          FUND'S OWNERSHIP INFORMATION

As of December 31, 2007, the Class 1 shares were held by John Hancock Life Insurance Company (U.S.A.) ("JHLICO U.S.A.") (formerly, The Manufacturers Life Insurance Company (U.S.A.)) and John Hancock Life Insurance Company of New York ("JHLICO New York") (formerly, The Manufacturers Life Insurance Company of New
York) on behalf of certain of their separate accounts that are used to fund group annuity contracts issued to qualified retirement plans and that are not registered under the 1940 Act in reliance on the exception provided by Section 3(c)(11) of that Act. As of December 31, 2007, the Class NAV shares were held by three John Hancock Lifestyle Portfolios, series of the Trust. A person that holds more than 25% of the outstanding voting securities of a class of the Fund may be considered to be a controlling person of that class.

JHLICO U.S.A. is a stock life insurance company originally organized under the laws of Pennsylvania and redomesticated under the laws of Michigan. Its principal address is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. JHLICO New York is a stock life insurance company organized under the laws of New York. Its principal address is 100 Summit Lake Drive, Second Floor, Valhalla, New York 10595. Each of JHLICO U.S.A. and JHLICO New York is a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife"), a Canadian stock life insurance company. MFC is the holding company of Manulife and its subsidiaries. The principal offices of MFC are located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5.

As of December 31, 2007, to the best of the Trust's knowledge, the Trustees and officers of the Fund as a group owned less than 1% of the outstanding shares of beneficial interest of the Fund ("Shares"). To the best of the Trust's knowledge, the following shareholders owned of record more than 5% of the outstanding Shares of the indicated class as of December 31, 2007:

          RECORD HOLDER             CLASS OF THE FUND   NUMBER OF SHARES OF CLASS   PERCENTAGE OF CLASS
---------------------------------   -----------------   -------------------------   -------------------
JHLICO U.S.A.                               1                  1,196,917.6                  100%
JHLICO New York                             1                     81,708.7                  100%
Lifestyle Aggressive Portfolio             NAV                 2,449,528.1                   10%
Lifestyle Balanced Portfolio               NAV                10,608,400.3                   45%
Lifestyle Growth Portfolio                 NAV                10,709,399.6                   45%